Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of January 2, 2026, among each of the entities listed on Schedule I hereto (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of Versant Media Group, Inc., a corporation organized under the laws of Pennsylvania (the “Issuer”), and Citibank, N.A., acting through its agency and trust division as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 29, 2025, providing for the issuance of an unlimited aggregate principal amount of 7.250% Senior Secured Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, each of the Trustee and the Notes Collateral Agent is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       Guarantors. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article X thereof.

3.       Governing Law. Unless specifically noted in the Indenture, this Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

4.       Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.       Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

6.       Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.       The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CITIBANK, N.A., AS TRUSTEE

By:	/s/ Miriam Molina
Name:	Miriam Molina
Title:	Senior Trust Officer

CITIBANK, N.A., as NOTES COLLATERAL AGENT

By:	/s/ Miriam Molina
Name:	Miriam Molina
Title:	Senior Trust Officer

[Signature page to Supplemental Indenture]

BLASTR PRODUCTIONS LLC
CNBC LLC
CNBC MEDIA PRODUCTIONS LLC
CNBC PUBLISHING LLC
CNBC WORLD LLC
E! ENTERTAINMENT TELEVISION, LLC
E! MEDIA PRODUCTIONS, LLC
E! NETWORKS PRODUCTIONS, LLC
EZLINKS GOLF HOLDINGS, LLC
EZLINKS GOLF LLC
FTV ACQUISITIONCO, LLC
FTV MERGER SUB, INC.
GOLFNOW, LLC
LSS FOOTBALL LLC
MS NOW CABLE LLC
MS NOW MUSIC PUBLISHING LLC
MS NOW SUPER DESK LLC
MS NOW, LLC
MUSIC OF SYFY CHANNEL LLC
MUSIC OF USA CABLE ENTERTAINMENT LLC
MUSIC OF USA NETWORK LLC
NATIONAL CENTER FOR SAFETY INITIATIVES, LLC
NEWCO CABLE, INC.
O2 HOLDINGS, LLC
O2 MUSIC, LLC
OXYGEN CABLE, LLC
OXYGEN MEDIA INTERACTIVE LLC
OXYGEN MEDIA PRODUCTIONS LLC
OXYGEN MEDIA, LLC
as Guaranteeing Subsidiaries

By:	/s/ Anand Kini
Name: Anand Kini
Title: Chief Operating Officer

PCA PRODUCTIONS LLC
SCI FI (VCSF) HOLDING LLC
SCI FI LAB DEVELOPMENT LLC
SCI FI LAB LLC
SPORTS CARDS LLC
SPORTSENGINE HOLDINGS, LLC
SPORTSENGINE, LLC
SYFY CHANNEL PUBLISHING LLC
SYFY LLC
SYFY MEDIA PRODUCTIONS LLC
TGC, LLC
TZGZ PRODUCTIONS LLC
USA CABLE ENTERTAINMENT LLC
USA CABLE ENTERTAINMENT PUBLISHING LLC
USA NETWORK MEDIA PRODUCTIONS LLC
USA NETWORK PUBLISHING LLC
VERSANT FANDANGO HOLDINGS, LLC
VERSANT MEDIA HOLDINGS, INC.
VERSANT SPORTS MOBILE APPS, LLC
VERSANT TELEVISION NETWORKS, LLC
as Guaranteeing Subsidiaries

By:	/s/ Anand Kini
Name: Anand Kini
Title: Chief Operating Officer

SPARK EC PROPERTY HOLDINGS, LLC
VERSANT MEDIA, LLC
as Guaranteeing Subsidiaries

By:	/s/ Anand Kini
Name: Anand Kini
Title: CFO & Chief Operating Officer

Schedule I

Versant Media Holdings, Inc.

Versant Media, LLC

Oxygen Media Interactive LLC

CNBC World LLC

TGC, LLC

Versant Fandango Holdings, LLC

Golfnow, LLC

Syfy LLC

CNBC Media Productions LLC

NewCo Cable, Inc.

MS NOW Super Desk LLC

CNBC LLC

Oxygen Media, LLC

O2 Holdings, LLC

O2 Music, LLC

Oxygen Cable, LLC

Versant Sports Mobile Apps, LLC

EZLinks Golf Holdings, LLC

EZLinks Golf LLC

Sports Cards LLC

MS NOW Music Publishing LLC

SportsEngine Holdings, LLC

Spark EC Property Holdings, LLC

Versant Television Networks, LLC

USA Network Media Productions LLC

E! Networks Productions, LLC

Oxygen Media Productions LLC

E! Media Productions, LLC

Syfy Media Productions LLC

SportsEngine, LLC

LSS Football LLC

National Center for Safety Initiatives, LLC

Sci Fi Lab Development LLC

Sci Fi Lab LLC

Sci Fi (VCSF) Holding LLC

USA Cable Entertainment LLC

USA Cable Entertainment Publishing LLC

Syfy Channel Publishing LLC

Music of USA Cable Entertainment LLC

Music of Syfy Channel LLC

USA Network Publishing LLC

Music of USA Network LLC

PCA Productions LLC

E! Entertainment Television, LLC

TZGZ Productions LLC

Blastr Productions LLC

CNBC Publishing LLC

MS NOW, LLC

MS NOW Cable LLC

FTV AcquisitionCo, LLC

FTV Merger Sub, Inc.